SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): August 4, 2000(July 26,2000)



                             RAINWIRE PARTNERS, INC.


Delaware                        0-23892                              57-0941152
(State or other              (Commission File                      (IRS Employer
jurisdiction of                   No.)                                 ID No.)
incorporation)



         4940 Peachtree Industrial Blvd., Suite 350, Norcross, GA, 30071
                    (Address of principal executive offices)



                                  770-448-9088
              (Registrant's telephone number, including area code)


        Envirometrics, Inc., 9229 University Blvd., Charleston, SC, 29406
          (Former name or former address, if changed since last report)


Item 1.  Changes in Control of Registrant.

     On July 26, 2000, control of Environmetrics, Inc. ("Environmetrics" or "Registrant") was acquired by the shareholders of The Catapult Group, Inc., a Georgia corporation ("Catapult"). The change in control took effect after the closing of a Plan and Agreement to Exchange Stock by and among Environmetrics, Catapult and the shareholders of Catapult (the "Definitive Exchange Agreement"). As a result of the Definitive Exchange Agreement, the former shareholders of Catapult beneficially own directly or indirectly 90% of Registrant.

Item 5.  Other Events.

     Prior to the closing of the Definitive Exchange Agreement, on July 26, 2000, Registrant effected a 10:1 reverse split of its outstanding common stock, issued 5,555,064 shares of its common stock to purchase all of the outstanding common stock of Catapult, changed its name to The Catapult Group, Inc., and increased its authorized shares of common stock from Ten Million (10,000,000) to Twenty Million (20,000,000). An amendment to Registrant's Certificate of Incorporation reflecting such changes was filed with the Secretary of the State of Delaware on July 26, 2000.

     On July 26, 2000, Mr. Bryan M. Johns was elected as a director of Registrant and was appointed as Registrant's President and Chief Executive
Officer. Additionally, Ms. Lyne Marchessault was elected as a director of Registrant and was appointed as Registrant's Secretary.

     On July 26, 2000, Registrant entered into Employment Agreements with Mr. Bryan M. Johns, President and Chief Executive Officer, and Mr. Walter H. Elliott, III, Vice President, Business Operations and Mergers and Acquisitions. The Employment Agreements have an initial term of three (3) years and are renewable for one year successive terms after the expiration of three (3) years. The Employment Agreements provide for an annual minimum base salary of $102,000 for Mr. Johns, and $100,000 for Mr. Elliott. The Employment Agreements entitle Mr. Johns and Mr. Elliott to annual bonuses to be determined by the Compensation Committee of the Board of Directors and participation in Registrant's Incentive Stock Option Plan.

     On July 26, 2000, the majority of the shareholders of Registrant elected to change the name of Registrant from The Catapult Group, Inc. to Rainwire Partners, Inc. An amendment to Registrant's Certificate of Incorporation reflecting the name change was filed with the Secretary of the State of Delaware on July 27, 2000.

     On August 1, 2000, Rainwire Partners, Inc. received a new symbol from NASDAQ. As of that date, Rainwire Partners, Inc. is traded on the OTC Bulletin Board under the symbol RNWR.

Item 6.  Resignations of Registrant's Directors.

     Effective July 26, 2000, and prior to the closing of and under the terms of the Definitive Exchange Agreement, four (4) of the directors of Environmetrics resigned. Ms. Elsie L. Rose resigned as Director, Treasurer and Secretary of Environmetrics, and Mr. Richard H. Guilford, Dr. Maurizo Giabbai, and Dr. Charles E. Feigley resigned as Directors of Environmetrics.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.
                  To be filed by amendment.

         (b)      Pro Forma Financial Information.
                  To be filed by amendment.

         (c)      Exhibit

          1.1 Plan and Agreement to Exchange Stock dated as of February 16, 200 by and among The Catapult Group, Inc., The Catapult Shareholders, and Environmentrics, Inc.

          1.2 First Amendment to Agreement to Exchange Stock dated as of March 29, 2000.

          1.3 Second Amendment to Agreement to Exchange Stock dated May 5, 2000.

          1.4 Third  Amendment  to Agreement  to Exchange  Stock dated  June 30,
          2000.

          5.1 Amendment to Certificate of Incorporation dated July 26, 2000.

          5.2 Amendment to Certificate of Incorporation dated July 27, 2000.

          5.3 Employment Agreement dated July 26, 2000 by and between Registrant and Mr. Bryan M. Johns.

          5.4 Employment Agreement dated July 26, 2000 by and between Registrant and Mr. Walter H. Elliott, III.

          6.1 Resignation letter of Ms. Elsie L. Rose dated as of July 26, 2000.

          6.2 Resignation letter of Mr. Richard H. Guilford dated as of July 26, 2000.

          6.3  Resignation  letter of  Dr. Maurizo  Giabbai dated as of July 26,
          2000.

          6.4 Resignation letter of Dr.Charles E. Feigley dated as of July 26, 2000.
                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                     RAINWIRE PARTNERS, INC.
                                         (Registrant)

Dated:  August 4, 2000               By
                                     Bryan M. Johns
                                     President